UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 17, 2025

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2025, the board of directors (the “Board”) of Oaktree Acquisition Corp. III Life Sciences (the “Company”) appointed David A. Berry, MD, PhD, as an independent director of the Company. Dr. Berry will serve as a Class II director until his successor is duly appointed and qualified or until his earlier resignation, removal or other cessation as a director. Dr. Berry was also appointed to serve on the Board’s audit committee, nominating committee and compensation committee. In connection with Dr. Berry’s appointment, the Board determined that Dr. Berry qualified as an independent director under the listing standard of the Nasdaq Stock Market and as defined by Rule 10A-3 under the Exchange Act of 1934, as amended.

Dr. Berry is co-founder of Averin Capital, where he has been serving as a Managing Partner since May 2025. Previously, Dr. Berry served as a Partner from 2008 to 2015, and as a General Partner from 2015 to May 2025, at Flagship Pioneering, where he has worked since November 2005. Dr. Berry was previously founder and CEO of Valo Health where he served on the board from October 2018 through January 2024. He served on the board of directors of Omega Therapeutics, Inc (Nasdaq: OMGA) from August 2017 to June 2022. He also served as a director of Seres Therapeutics, Inc. (Nasdaq: MCRB) from September 2012 to July 2016, and served as its CEO from 2012 to 2014. Dr. Berry also served as the Chief Executive Officer and as a member of the board of directors of Axcella Health, Inc. (Nasdaq: AXLA) from September 2009 until May 2020, and as Chief Executive Officer and as a member of the board of Evelo Biosciences (Nasdaq: EVLO) from May 2014 to February 2018. He holds an M.D. from Harvard Medical School, a Ph.D. in biological engineering from the Massachusetts Institute of Technology and a B.S. in brain and cognitive sciences from the Massachusetts Institute of Technology.

Dr. Berry will not be compensated by the Company for his services as a director of the Company. As disclosed in “Item 11. Executive Compensation” of the Company’s Annual Report on Form 10-K that was filed with the U.S. Securities and Exchange Commission on March 27, 2025 (the “10-K”), it is expected that Dr. Berry will be given an opportunity to make an investment for a non-controlling minority position in Oaktree Acquisition Holdings III LS, LLC, similarly to the other independent directors serving on the Board. Further, in connection with his appointment, Dr. Berry is expected to enter into a Letter Agreement and Indemnity Agreement with the Company on the same terms as the Letter Agreements and Indemnity Agreements entered into by the other directors and officers of the Company at the time of the Company’s initial public offering. Copies of such agreements, and forms of which will be executed by Dr. Berry in connection with his appointment, are filed as Exhibits 10.4 and 10.6 to the 10-K.

Other than the foregoing, Dr. Berry is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Dr. Berry and any of the Company’s directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2025	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer